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                                                                     Exhibit 10a


                          PURITAN-BENNETT CORPORATION
                          PENSION BENEFIT MAKE UP PLAN
                          ----------------------------



          PURITAN-BENNETT CORPORATION (the "Sponsoring Employer") does hereby adopt and establish this Pension Benefit Make Up Plan (the "Make Up Plan" or "Plan"), effective January 1, 1994.

          WHEREAS, it is intended that this Make Up Plan shall constitute an "excess benefit plan" as defined in ERISA Section 3(36) and/or an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as referred to in ERISA Sections 201, 301 and 401; and

          WHEREAS, the Sponsoring Employer maintains a qualified defined benefit plan, the Restated Puritan-Bennett Pension Plan (the "Pension Plan"), and a qualified defined contribution plan, the Restated Puritan-Bennett Retirement Savings & Stock Ownership Plan (the "Savings Plan"), for the benefit of eligible employees; and

          WHEREAS, the retirement or pension benefits of certain management or highly compensated employees under the Pension Plan will or may be limited or restricted by the application of the rules of Code Sections 415 and/or 401(a)(17), and by certain provisions of the Pension Plan; and
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          WHEREAS, it is the purpose of this Make Up Plan to provide for those persons whose benefits under the Pension Plan would be so limited or restricted, a supplemental retirement or pension benefit equal to the difference between the benefit provided by the Pension Plan and the benefit which the Pension Plan would have provided except for the restrictions of Code Sections 415 and 401(a)(17) and similar limiting provisions of the Pension Plan; and

          WHEREAS, with the modifications herein provided, the Pension Plan is hereby incorporated by reference as a part of this Make Up Plan.


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          Unless separately defined in this Make Up Plan, terms which are defined in the Pension Plan shall, when used in this Plan, have the same meaning given them in the Pension Plan. The following terms shall have the meanings set forth below when used in this Plan:

          2.01. Beneficiary: Any person or persons (including a trust or other entity) designated by a Member (in such form or manner as may be prescribed by the Committee) to receive a Death Benefit payable hereunder if such person or persons survive the Participant.

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          2.02.  Board of Directors:  The Board of Directors of Puritan-Bennett
Corporation, the Sponsoring Employer.

          2.03. Member (or Participant): An Employee who has become a Member of this Make Up Plan in accordance with the provisions of Article III hereof.

          2.04 Pension (or Supplemental Pension): Except where specific reference is made to the Pension benefits payable under the Pension Plan, the monthly amounts which are payable to a person who is entitled to receive benefits under this Make Up Plan.

          2.05. Pension Plan: The Restated Puritan-Bennett Pension Plan, as in effect on the effective date of this Make Up Plan or as thereafter amended to comply with the Tax Reform Act of 1986 or subsequent laws relating to the qualification of pension plans, and applicable regulations and rulings issued thereunder.


                                  ARTICLE II

                         MODIFICATIONS OF PENSION PLAN
                         -----------------------------

          For purposes of interpreting this Make Up Plan and determining the benefits of a Member hereunder, the following provisions of the Pension Plan (which is otherwise incorporated by reference and constitutes a part of this Plan) shall be deleted from and have no application to this Make Up Plan: (a) the sentence or portion of

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Section 2.14 (the definition of "Compensation") relating to limitations imposed by Code Section 401(a)(17); (b) Section 2.38; (c) Section 3.01; (d) Section 4.01; (e) Sections 4.07 and 4.08 relating to limitations imposed by Code
Section 415;  (f) Section 6.06; (g) Sections 7.03 and 7.07; (h)  Article VIII;
(i) Section 9.01; (j) Sections 10.02 and 10.04; (k) Article XI; (l) Section 12.02; (m) Article XIII imposing certain restrictions on the benefits of highly compensated participants in the event of early plan termination; (n) Article XIV; and (o) Article XV.


                                  ARTICLE III
                                   MEMBERSHIP
                                   ----------

          The Members of this Make Up Plan shall be those Participants in the Pension Plan whose retirement or pension benefits under the Pension Plan are or will be limited or restricted by application of the rules of Code Section 415 and/or 401(a)(17) or by Article XIII of the Pension Plan. Membership shall continue so long as the Member shall continue to be a Participant in the Pension Plan.


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                                   ARTICLE IV
                         SUPPLEMENTAL PENSION BENEFITS
                         -----------------------------

          4.01. Normal or Late Retirement Supplemental Pension: A Member whose employment with an Employer or Affiliate terminates (other than by reason of death) on or after his Normal Retirement Age shall be entitled to a Normal or Late Retirement Supplemental Pension, as the case may be, the Benefit Commencement Date of which shall be the first day of the calendar month coinciding with or next following such termination of employment. The amount of the annual Normal or Late Retirement Supplemental Pension, payable in the basic single life form, shall be the amount determined under subsection (a) below, less or reduced by the amount determined under subsection (b) below:

          (a) A percentage of the Member's Average Monthly Compensation, plus a percentage of the Member's Average Monthly Compensation in excess of his Covered Compensation, if any, with the total multiplied by the Member's Years of Credited Service (not to exceed thirty (30)). Such percentages shall be as follows:

               (i)  If the Member's Social Security Retirement Age is sixty-five
          (65), 1.05% of Average Monthly Compensation and .75% of Average Monthly Compensation in excess of Covered Compensation.


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               (ii)  If the Member's Social Security Retirement Age is sixty-
          six (66), 1.1% of Average Monthly Compensation and .7% of Average Monthly Compensation in excess of Covered Compensation.

               (iii) If the Member's Social Security Retirement Age is sixty-seven (67), 1.15% of Average Monthly Compensation and .65% of Average Monthly Compensation in excess of Covered Compensation.

          (b) The amount of the Member's Normal or Late Retirement Pension, payable in the basic single life form, determined pursuant to Section 4.01 of the Pension Plan.

In further explanation of the foregoing, the Supplemental Pension benefits of a Member under this Make Up Plan (prior to reduction by the amount of the Member's Pension benefits under the Pension Plan) shall be calculated in the same manner as the Pension benefits of such Member under the Pension Plan, but without restriction or limitation on the amount of such Supplemental Pension resulting from the application of the Code Section 401(a)(17) compensation limitations or the Code Section 415 maximum benefit limitations, and without application of the early termination limitations of Article XIII of the Pension Plan.


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     4.02.  All provisions relating to the time and the manner or form of payment of Pension benefits under the Pension Plan shall be applicable to and control the determination of the time and the manner or form of payment of Supplemental Pension benefits under this Make Up Plan.

                                   ARTICLE V
                           AMENDMENT AND TERMINATION
                           -------------------------

     5.01. Amendment: The Sponsoring Employer reserves the right to amend this Plan at any time and from time to time; provided that no such amendment shall reduce the Accrued Benefit or defer the time of payment of the Pension benefits of any Member hereunder.

     5.02. Termination: The Sponsoring Employer, by action of the Board of Directors, may terminate this Plan (cease the further accrual of benefits) at any time; provided, however, that in the event of termination, each Member's Accrued Benefit shall become fully vested and nonforfeitable, and the date of such Plan termination shall be considered the Benefit Commencement Date for purposes of payment of Members' Supplemental Pension benefits hereunder.


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     IN WITNESS WHEREOF, Puritan-Bennett Corporation has caused this Pension
Benefit Make Up Plan to be executed this 9th day of June, 1994.


                              PURITAN-BENNETT CORPORATION


                              By: /s/ Burton A. Dole, Jr.
                                 --------------------------------
                                 President
(SEAL)
ATTEST:

/s/ Daniel C. Weary
- - --------------------------
Secretary



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